Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Diodes Incorporated of our report dated February 27, 2017, related to the consolidated financial statements of Diodes Incorporated and Subsidiaries (the “Company”) and the effectiveness of internal control over financial reporting of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2016:

•	Registration Statement on Form S-8 (No. 333-78716) pertaining to the Incentive Bonus Plan and 1993 Non-Qualified Stock Option Plan of Diodes Incorporated;
•	Registration Statements on Form S-8 (No. 333-106775 and No. 333-124809) pertaining to the 2001 Omnibus Equity Incentive Plan of Diodes Incorporated;
•	Registration Statement on Form S-8 (No. 333-189299) pertaining to the 2001 Omnibus Equity Incentive Plan of Diodes Incorporated; and
•	Registration Statements on Form S-8 (No. 333-189298 and No. 333-212327) pertaining to the Diodes Incorporated 2013 Equity Incentive Plan.

/s/ Moss Adams LLP

Los Angeles, California

February 27, 2017